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                                                       EXHIBIT 21.1


                                  SUBSIDIARIES


                             ICOT International, Ltd.
                         (Organized in the United Kingdom)


                            IA Acquisition Corporation
                         (Organized in the State of California)


                               Pathway Design, Inc.
                         (Organized in the State of California)


                             Microform Publishing Company
                         (Organized in the State of California)